UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2024

Udemy, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40956	27-1779864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Harrison Street, 3rd Floor
San Francisco, California		94107
(Address of Principal Executive Offices)		(Zip Code)

(415) 813-1710
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	UDMY	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.
Consistent with the announcement by Udemy, Inc. (the "Company") on July 31, 2024, regarding driving greater operational efficiencies through reduction of organizational layers, optimization of the Company’s go-to-market organization, and relocation of certain roles to lower cost locations, on September 11, 2024, the Company committed to a restructuring plan that will impact approximately 280 of the Company's global employees. The Company expects to rehire approximately half of the impacted roles, primarily in lower cost geographies. As a result, the Company expects to recognize restructuring charges between $16 million and $19 million, which primarily consist of personnel expenses such as salaries and wages, one-time severance payments, and other benefits. These charges will be recognized into expense beginning in the third quarter of 2024 and ending in the first quarter of 2025. Cash payments related to these expenses will be spread across the next several fiscal quarters. The restructuring is expected to be completed by March 31, 2025.
The estimates of costs and expenses that the Company expects to incur in connection with the restructuring are subject to a number of assumptions and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the restructuring.
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, those related to the expected costs and benefits associated with the restructuring, the Company's planned rehiring in lower cost geographies, and the Company’s timeline for completing the restructuring and recognition of associated costs. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties, including those described in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Therefore, the Company’s actual results could differ materially from those expressed, implied or forecast in any such forward-looking statements. For example, the expected costs associated with the restructuring may be greater than anticipated, completion of the restructuring may take longer than anticipated, the Company may be unable to realize the contemplated benefits in connection with the restructuring, and the restructuring may have an adverse impact on the Company’s performance. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDEMY, INC.

Date:	September 16, 2024	By:	/s/ Ken Hirschman
Ken Hirschman General Counsel